SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary information statement ☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive information statement

CROWN PARTNERS, INC.
(Name of Registrant as Specified in Its Charter)

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(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CROWN PARTNERS, INC.
9680 West Tropicana Avenue Suite 117
Las Vegas NV 89147
(702) 448-1543

INFORMATION STATEMENT

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement (the “Information Statement”) is furnished to the shareholders of CROWN PARTNERS, INC., a Nevada corporation (the “Company”), with respect to certain corporate actions of the Company. This Information statement is first being provided to shareholders on or about June 11, 2008.

The corporate action involves the following proposal (the “Proposal”):

1.	To approve an amendment to the Company’s Articles of Incorporation to increase the authorized common stock, par value $0.001 per share, of the Company from 50,000,000 shares to 500,000,000 shares.

ONLY THE COMPANY’S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MAY 1, 2008 (THE “RECORD DATE”) ARE ENTITLED TO NOTICE OF THE PROPOSAL. PRINCIPAL SHAREHOLDERS WHO, AS OF THE RECORD DATE, WILL COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY’S 23,757,983 ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSALS HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF THE PROPOSALS. AS A RESULT, THE PROPOSALS SHOULD BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Arnulfo Saucedo
Arnulfo Saucedo
Chief Executive Officer

Las Vegas, Nevada
June 10, 2008

CROWN PARTNERS, INC.
9680 West Tropicana Avenue Suite 117
Las Vegas, Nevada 89147
(702) 448-1543

INFORMATION STATEMENT
June 10, 2008
_________________________

This information statement contains information related to certain corporate actions of Crown Partners, Inc., a Nevada corporation (the “Company”), and is expected to be mailed to shareholders on or about June 11, 2008.

ABOUT THE INFORMATION STATEMENT

What is the purpose of the information statement?

This information statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company’s shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of principal shareholders. Shareholders holding a majority of the Company’s outstanding common stock are expected to act upon certain corporate matters outlined in this information statement, which action is expected to take place July 3, 2008, consisting of the approval of an amendment to the Company’s Articles of Incorporation to increase the authorized common stock to 500,000,000.

Who is entitled to notice?

Each holder of an outstanding share of common stock of record on the close of business on the Record Date, May 1, 2008, will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the record date that hold in excess of fifty percent (50%) of the Company’s 23,757,983 issued and outstanding shares of common stock have indicated that they will vote in favor of the Proposals. Under Nevada Corporate Law, all of the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposals is required.

What corporate matters will the principal shareholders vote for and how will they vote?

Shareholders holding a majority of the outstanding stock have indicated that they will vote for the following matter:

FOR the approval of an amendment to the Company’s Articles of Incorporation to increase the authorized shares of the Company’s common stock from 50,000,000 to 500,000,000 shares.

What vote is required to approve the proposals?

For the approval of an amendment to the Company’s Articles of Incorporation to increase the authorized shares of the Company’s common stock from 50,000,000 to 500,000,000, the affirmative vote of a majority of the shares of common stock outstanding on the record date, or 11,878,947 will be required for approval. Shareholders holding in excess of 12,866,640 shares have indicated that they will vote for the approval of the Proposals.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information with respect to beneficial ownership of our stock as of May 31, 2008 by:

-	persons known by us to be the beneficial owners of more than five percent of our issued and outstanding Common or Preferred Stock;

-	each of our executive officers and directors; and

-	all of our officers and directors as a group.

NAME AND ADDRESS	NUMBER OF SHARES	PERCENT OF
OF BENEFICIAL OWNER	OWNED	OWNERSHIP*

Tisa Capital Corp.	5,670,116	23.87%
9680 W Tropicana Ave #117
Las Vegas NV 89147

Phoenix Consulting Services	3,733,334	15.71%
9680 W Tropicana Ave #117
Las Vegas NV 89147

Zaman & Company	1,300,000	5.47%
9680 W Tropicana Ave #117
Las Vegas NV 89147

Arnulfo Saucedo (1) (2)	0	0.00%
9680 W Tropicana Ave #117
Las Vegas NV 89147

Steven Onoue (1)(2)	2,163,190	9.10%
9680 W Tropicana Ave #117
Las Vegas NV 89147

Sadegh Salmassi (1)(2)	0	0.00%
9680 W Tropicana Ave #117
Las Vegas NV 89147

Montse Zaman (1)(2)	0	0.00%
9680 W Tropicana Ave #117
Las Vegas NV 89147

All officers and directors as a group	2,163,190	9.10%
(4 persons)

(1) Officer and/or director
(2) Officer and/or director of Crown Partners, Inc.
*
Applicable percentage of ownership is based on 23,757,983 shares of common stock outstanding as of May 31, 2008 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of May 31, 2008 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

PROPOSAL ONE - AMENDMENT TO THE ARTICLES OF INCORPORATION

The Company’s directors propose an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 50,000,000 to 500,000,000 shares.

Purpose of Increasing the Company’s Authorized Shares of Common Stock

General Corporate Purposes

The Company’s directors believe that it is desirable to have additional authorized shares of common stock available for other possible future financings, possible future acquisition transactions, stock dividends, stock splits and other general corporate purposes. The Company’s directors believe that having such additional authorized shares of common stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders’ meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders.

Amendment of Articles of Incorporation

The amendment to the Company’s Articles of Incorporation provides for the authorization of 450,000,000 additional shares of the Company’s common stock. As of April 24, 2008, 23,757,983 shares of the Company’s common stock were issued and outstanding.

The amendment to the Company’s Articles of Incorporation shall be filed with the Nevada Secretary of State so that Article IV of the Articles of Incorporation shall be changed as follows:

  “4.1 Authorized Capital. The aggregate number of shares of all classes which the corporation shall have authority to issue is 500,000,000 shares of Common Shares, $.001 par value per share."

Advantages and Disadvantages of Increasing Authorized Shares

There are certain advantages and disadvantages of voting for an increase in the Company’s authorized common stock. The advantages include:

•	The ability to raise capital by issuing capital stock under the transaction described above, or other financing transactions.

•	To have shares of common stock available to pursue business expansion opportunities, if any.

•	The disadvantages include:

•	Dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

•
The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Company’s Board of Directors, at that time. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

Description Of Securities

General

The Company’s authorized capital consists of 50,000,000 shares of common stock, par value $0.001 per share. On April 24, 2008, there were 23,757,983 outstanding shares of common stock. Set forth below is a description of certain provisions relating to the Company’s capital stock. For additional information, please refer to the Company’s Articles of Incorporation and By-Laws and the Nevada Revised Statutes.

Common Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board of Directors out of the funds legally available therefore at that time. It is the Company’s present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

Dividends

There are no restrictions on the common stock or otherwise that limit the ability of us to pay cash dividends if declared by the Board of Directors. The holders of common stock are entitled to receive dividends if and when declared by the Board of Directors, out of funds legally available therefore and to share pro-rata in any distribution to the shareholders. Generally, we are not able to pay dividends if after payment of the dividends, we would be unable to pay our liabilities as they become due or if the value of our assets, after payment of the liabilities, is less than the aggregate of our liabilities and stated capital of all classes. We do not anticipate declaring or paying any cash dividends in the foreseeable future.

Transfer Agent

The Company’s transfer agent is Executive Registrar & Stock Transfer, Inc., 3615 South Huron Street, Suite 104, Englewood, Colorado 80110; its telephone number is (303)783-9055.

Anti-Takeover Effects Of Provisions Of The Articles of Incorporation

Authorized but unissued shares of common stock would be available for future issuance without our shareholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company’s Board of Directors’ desires at that time. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

Additional Information

Certain financial and other information required pursuant to Item 13 of the Proxy Rules is incorporated by reference to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, which is being delivered to the shareholders with this information statement. In order to facilitate compliance with Rule 2-02(a) of Regulation S-X, one copy of the definitive Information statement will include a manually signed copy of the accountant’s report.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

(a) No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

(b) No director of the Company has informed the Company that he intends to oppose the proposed action to be taken by the Company set forth in this information statement.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any proposals in this information statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the information statement by sending a written request to the Company at 9680 West Tropicana Avenue, Suite 117, Las Vegas, Nevada 89147 or by calling the Company at (702) 448-1543 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

By Order of the Board of Directors

/s/ Arnulfo Saucedo
Arnulfo Saucedo
Chief Executive Officer
Las Vegas, Nevada
June 10, 2008